Exhibit 99.1

News Release

Contacts:
Investors	Carl Kraus	904-357-9158
Media	Helen Rowan	904-357-9806

For Immediate Release

Rayonier Announces Pricing of $325 Million Senior Notes Offering

JACKSONVILLE, FL, February 29, 2012 – Rayonier (NYSE:RYN) announced today that it has priced an underwritten public offering of $325 million aggregate principal amount of senior notes due 2022. The notes will have a coupon of 3.75% per year and mature on April 1, 2022. The Company will pay interest on the notes semi-annually on April 1 and October 1 of each year, beginning on October 1, 2012.

Rayonier intends to use the net proceeds from the offering primarily to repay borrowings outstanding under its revolving credit facility and for general corporate purposes. The senior notes offering is expected to close on March 5, 2012.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC are the joint book-running managers of the offering.

This offering is being made pursuant to an effective shelf registration statement. This offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY, 10080, Attention: Prospectus Department or e-mail dg.prospectus_requests@baml.com, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY, 10179, Attention: High Grade Syndicate Desk, 3rd Floor or by calling collect at 212-834-4533, or Credit Suisse Securities (USA) LLC, 1 Madison Avenue, New York, NY, 10010, Attention: Prospectus Department or by calling toll-free at 1-800-221-1037. An electronic copy of the prospectus supplement and the accompanying prospectus is available from the Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

1301 Riverplace Blvd., Jacksonville, FL 32207	904-357-9100

About Rayonier

Rayonier Inc. (“Rayonier” or the “Company”) is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The Company owns, leases or manages 2.7 million acres of timber and land in the United States and New Zealand. The Company’s holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, GA and Daytona Beach, FL. Its Performance Fibers business is one of the world’s leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 45 percent of the Company’s sales are outside the U.S. to customers in approximately 40 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

Certain statements in this document regarding anticipated transactional and financial outcomes, including potential timing of closing and sources of funding, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language. Forward-looking statements are not guarantees of future outcomes of performance and undue reliance should not be placed on these statements.

Additional information regarding factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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1301 Riverplace Blvd., Jacksonville, FL 32207	904-357-9100